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                                 EXHIBIT 23.2

                         CONSENT OF PERRY-SMITH & CO.,
                        INDEPENDENT AUDITORS FOR AUBURN
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement of ValliCorp Holdings, Inc. on Form S-4 of our report dated January 19, 1996, which appears on page F-1 of the annual report on Form 10-K of Auburn Bancorp and subsidiary for the year ended December 31, 1995, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                             /s/Perry-Smith & Co.

                             Certified Public Accountants

Sacramento, California
June 17, 1996